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                                                                   EXHIBIT 23.1

                     CONSENT OF ERNST & YOUNG LLP
            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our Firm under the caption "Experts" and to the use of our reports dated February 27, 2004, except as to Note 16, as to which the date is June 15, 2004, in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Kanbay International, Inc. for the registration of 4,800,000 shares of its common stock.

                                                /s/ Ernst & Young LLP

                                                    ERNST & YOUNG LLP


Chicago, Illinois
December 3, 2004